Exhibit 10.21
                                  NORTEK, INC.

                          1999 EQUITY PERFORMANCE PLAN

                             ARTICLE I. INTRODUCTION

1.1 Authority for Plan. This 1999 Equity Performance Plan (the "Plan") is adopted pursuant to the 1999 Equity and Cash Incentive Plan (the "Basic Plan") of Nortek, Inc. (the "Corporation"), and is subject to all provisions of the Basic Plan, including without limitation Section 2 (administration), Section 5 (eligibility and participation), Section 6.5 (relating to Performance Awards and Performance Goals), Section 7 (events affecting outstanding awards), Section 8 (general provisions) and Section 9 (effect, amendment and termination). In the event of any inconsistency between this Plan and the Basic Plan, this Plan shall control, unless prohibited by the Basic Plan.

1.2 Defined Terms. Capitalized terms not defined herein shall have the meanings set forth in the Basic Plan.

1.3 Purpose of Plan. The purpose of the Plan is to reward certain employees of the Corporation for their contributions to the success of the Corporation and its subsidiaries as reflected in the value of the Corporation's common stock.

1.4 Authorization. The Plan was approved by the Committee on July 1, 1999 (the "Effective Date").

                      ARTICLE II. PARTICIPATION AND AWARDS

2.1 Participants. The employees set forth in the attached Schedule A will become participants in the Plan (the "Participants") on the Effective Date. Participants in the Plan are eligible for cash awards ("Performance Awards") based on the Performance Goal of increasing the Corporation's stock price, as set forth below. Each Participant will be allocated the percentage (the "Applicable Percentage of Participation") of any Aggregate Performance Award (as defined below) set forth next to each Participant's name on Schedule A.

2.2 Awards. In the event that the closing price of the Corporation's common stock on the New York Stock Exchange Composite Transactions (or on such other exchange as the Corporation's common stock may then be traded) equals or exceeds the Target Price set forth below for any 20 trading days (which need not be consecutive) within any 60 consecutive trading day-period, the Corporation shall distribute among the Participants, in accordance with their Applicable Percentages of Participation, an aggregate cash award (an "Aggregate Performance Award") within 30 days of the twentieth trading day of such 20 trading days. Each Aggregate Performance Award shall be equal to the amount calculated by the following formula:

                        A = (TP-SP) * CS * AP

     where A = Aggregate Performance Award

          TP = Target Price, as set forth in the following table SP = Starting
               Price, which shall be the immediately preceding Target Price in the following table, or, in the case of the first Target Price, the relevant Starting Price shall be $28.00 CS = Common Shares, which shall be the number of shares of the Corporation's common stock and special common stock outstanding on the twentieth
               (20th) trading day of the 20 trading days in which the relevant Target Price is achieved

          AP = Aggregate   Percentage  set  forth  in  the  following   table
               corresponding to the relevant Target Price

      Performance Awards will be calculated based on the following Target Prices and Aggregate Percentages:

            Target Price                  Aggregate Percentage
            ------------                  --------------------
            $38                           4%
            $45                           5%
            $50                           6%
            $55                           6%
            $60                           6%


      The Target Prices and Starting Prices shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Corporation's common stock. Individual Performance Awards will be calculated by multiplying the Aggregate Performance Award by the Applicable Percentage of Participation for each Participant.

                          ARTICLE III. OTHER PROVISIONS

3.1 Change of Control. Upon the occurrence of a Change of Control (as defined in Section 7.2(b) of the Basic Plan), an Aggregate Performance Award shall be distributed among the Participants immediately upon such Change of Control equal to the sum of:

      (a) a cumulative amount determined by the formula set forth in Section 2.2 (substituting the definition of Common Shares below in place of the definition of Common Shares in Section 2.2) based on all Target Prices set forth in Section
2.2 (except for those Target Prices for which an Aggregate Performance Award has been paid pursuant to Section 2.2) which are lower than or equal to the Change of Control Price, as defined below, plus

      (b) an amount calculated by the following formula:

                        C = X * A

      where C = additional Aggregate Performance Award to be paid pursuant to
                Section 3.1(b) hereof upon the occurrence of a Change of Control

            X = (CP-SP)/(TP-SP)

            A = (TP-SP) * CS * AP

           CP = Change of Control Price, which shall be equal to the final price obtained by the Corporation's shareholders upon the occurrence of a Change of Control or, in the event of a Change of Control as defined in Section 7.2(b)(5) of the Basic Plan, the average closing price of the Corporation's common stock on the New York Stock Exchange Composite Transactions (or on such other exchange as the Corporation's common stock may then be traded) for the 20 trading days immediately prior to (and including) the date of such a Change of Control

          T = Target Price set forth in the table in Section 2.2 above that is the next Target Price for which an Aggregate Performance Award has not yet become payable pursuant to Section 2.2 or included in the calculation pursuant to Section 3.1(a) above

          SP = Starting Price, which shall be the highest Target Price for which an Aggregate Performance Award was payable pursuant to
               Section 2.2 or included in the calculation pursuant to Section 3.1(a) above, or, in the case of a Change of Control prior to the first Aggregate Performance Award under this Plan becoming payable where the Change of Control Price is less than $38.00, the relevant Starting Price shall be $28.00

          CS = Common Shares, which shall be the number of shares of the Corporation's common stock and special common stock outstanding immediately prior to the occurrence of a Change of Control

          AP = Aggregate   Percentage   set  forth  in  Section   2.2  above
               corresponding to the next Target Price for which an Aggregate Performance Award has not yet become payable provided, however, that no Aggregate Performance Award under Section 3.1(b) hereof shall be paid if the Change of Control Price does not exceed the last Target Price for which an Aggregate Performance Award was payable.

      The Trading Prices and Starting Prices shall be subject to equitable adjustment as set forth in Section 2.2. Individual Performance Awards under this
Section 3.1 will be calculated by multiplying the Aggregate Performance Award calculated pursuant to this Section 3.1 by the Applicable Percentage of Participation for each Participant.

3.2 Termination of Service. If there is a Termination of Service (as defined in Section 7.1 of the Basic Plan) with respect to any Participant, such Participant shall cease to be a Participant under this Plan and no payment under this Plan shall be made to such Participant except for those payments due to such Participant as a result of either (a) there having been 20 trading days in which the closing price of the Corporation's common stock equals or exceeds a Target Price in accordance with Section 2.2 above prior to such Termination of Service or (2) the satisfaction of the Change of Control condition set forth in
Section 3.1 above prior to such Termination of Service. In the event that there is a Termination of Service with respect to any Participant, such Participant's Applicable Percentage of Participation shall be immediately proportionately reallocated among the remaining Participants; provided, however, that if there is a Termination of Service with respect to Richard L. Bready, 60% of his Applicable Percentage of Participation on the Effective Date shall be forfeited to the Corporation, and the remainder of his Applicable Percentage of Participation as in effect at the time of the Termination of Service shall be proportionately reallocated among the remaining Participants. The sum of all Applicable Percentages of Participation, together with any percentage points forfeited to the Corporation pursuant to this Section 3.2, shall at all times equal 100%.

3.3 Annual Cap on Individual Performance Awards. The maximum Performance Award payable to any Participant, combined with any other Exempt Award (as defined in Section 6.5(c) of the Basic Plan) payable to such Participant, shall not in any year exceed $10,000,000.

3.4 Employment Rights, etc. The grant of Performance Awards under this Plan does not confer upon any person any right to continued retention by the Corporation or any subsidiary as an employee or otherwise, or affect in any way the right of the Corporation or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Performance Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Corporation to the Participant.

3.5 Termination of Plan. This Plan will terminate three years from the Effective Date, and no further Performance Awards shall become payable after such termination. Any Performance Awards that have become payable prior to such termination shall be paid in accordance with the terms of the Plan.

                                   Schedule A

                                       Applicable Percentage
            Participant                  of Participation

            Richard L. Bready                 50%
            Richard J. Harris                 15%
            Almon C. Hall                     15%
            Robert E.G. Ractliffe             15%
            Kevin W. Donnelly                  5%